UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2016

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, CA 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 12, 2016, Raptor Pharmaceutical Corp., a Delaware corporation (“Raptor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Horizon Pharma Public Limited Company, a public limited company organized under the laws of Ireland (“Parent”), and Misneach Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer to purchase all of the issued and outstanding shares of common stock of Raptor, par value $0.001 per share (the “Shares”), for an amount of $9.00 per Share (the “Offer Price”), payable to the holder thereof in cash, without interest and less any applicable withholding taxes (the “Offer”).

As soon as practicable following the consummation of the Offer, Merger Sub will merge with and into Raptor (the “Merger”) in accordance with the Merger Agreement and under Section 251(h) of the General Corporation Law of the State of Delaware, and Raptor will survive the Merger as an indirect wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share that is not tendered and accepted pursuant to the Offer (other than Shares held by Parent, Merger Sub or Raptor or their direct or indirect wholly owned subsidiaries and Shares held by stockholders who are entitled to demand and who have properly and validly perfected their statutory rights of appraisal) will thereupon be converted into the right to receive an amount equal to the Offer Price (the “Merger Consideration”), payable to the holder thereof in cash, without interest and subject to any applicable withholding taxes.

The board of directors of Raptor (the “Raptor Board”) has unanimously approved the Merger Agreement and recommends that the holders of Shares accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) that the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Shares then owned by Merger Sub, represents at least a majority of all then outstanding Shares, and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligations of Parent and Merger Sub to complete the Offer and the Merger are not subject to any financing condition.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among them, Raptor has agreed to conduct its operations in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, and Raptor has agreed not to solicit any proposals for certain alternative transactions and has agreed to certain restrictions on its ability to respond to such proposals, subject to the satisfaction of certain fiduciary duties of the Raptor Board to Raptor’s stockholders under applicable law.

The Merger Agreement includes customary termination rights for both Raptor and Parent including, among others, the right to terminate in the event that the Acceptance Time has not occurred on or before January 9, 2017. In addition, Raptor has agreed to pay Parent a termination fee of $30 million in cash upon termination of the Merger Agreement under certain specified circumstances, including in connection with a termination of the Merger Agreement by Raptor to accept a competing transaction proposal.

Immediately prior to the Effective Time, the vesting of each option to purchase Shares outstanding (each such option, a “Company Option”), will be accelerated in full and each outstanding Company Option will be canceled and terminated as of the Effective Time in exchange for the right to an amount in cash (without interest and less any applicable withholding taxes), if any, equal to the product obtained by multiplying (x) the total number of Shares underlying such Company Option immediately prior to the Effective Time, by (y) an amount equal to (1) the Offer Price less (2) the per share exercise price of such Company Option.

Immediately prior to the Effective Time, the vesting of each outstanding Company restricted stock unit (each a “Company RSU Award”), will be accelerated in full and each outstanding Company RSU Award will be canceled and terminated as of the Effective Time in exchange for the right to an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (x) the total number of Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Offer Price.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about Raptor, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Raptor’s stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Raptor’s stockholders or other security holders. Raptor’s stockholders or other security holders are not third-party beneficiaries under the Merger Agreement (except with respect to, (i) from and after the Acceptance Time, the right of holders of Shares accepted for payment in the Offer to receive the Offer Price in accordance with the Offer and (ii) from and after the Effective Time, the right of holders of Shares and other securities of Raptor to receive the an amount in cash equal to the Merger Consideration) and such stockholders or other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or circumstances of Raptor, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Raptor’s or Parent’s public disclosures.

Tender and Support Agreements

In connection with the Merger Agreement, Parent and Merger Sub entered into tender and support agreements (the “Tender and Support Agreements,”) with Julie Anne Smith, Raymond W. Anderson, Suzanne L. Bruhn, Ph.D., Richard L. Franklin M.D., Ph.D., Georges Gemayel, Llew Keltner, M.D., Ph.D., Gregg Lapointe, Christopher Starr, Ph.D., Michael Smith, David Happel, Krishna Polu and Ashley Gould (collectively, the “Committed Stockholders”) pursuant to which the Committed Stockholders agreed to tender all Shares owned by such Committed Stockholders into the Offer, promptly, and in any event no later than 10 business days following the commencement of the Offer. The Committed Stockholders collectively hold 840,952 Shares, constituting 0.98% of the outstanding Shares (assuming 85,552,358 Shares issued and outstanding as of September 9, 2016, as represented by Raptor in the Merger Agreement).

In addition, the Committed Stockholders have agreed that they will not, other than pursuant to the Tender and Support Agreements, (i) sell, pledge, encumber, grant an option with respect to, transfer or dispose of their Shares to any person other than Parent or Merger Sub; (ii) enter into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein to any person other than Parent or Merger Sub; (iii) reduce such person’s beneficial ownership of, interest in or risk relating to such Shares; (iv) tender, agree to tender, or permit to be tendered any such Shares; (iv) deposit or transfer any Shares into a voting trust; or (v) grant any proxy or enter into any voting agreement or similar agreement with respect to such Shares.

The Tender and Support Agreements may be terminated upon the earlier of (i) the date upon which the Merger Agreement is validly terminated and (ii) the date upon which the Merger becomes effective.

The foregoing descriptions of the Merger Agreement and the form of Tender and Support Agreements are not complete descriptions of all of the parties’ rights and obligations under the agreements and are qualified in their entireties by reference to the Merger Agreement and the form of Tender and Support Agreement filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, which are incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on September 11, 2016, the Raptor Board approved retention payments equal to six months base salary for each executive management team level employee, including each named executive officer, payable at the Effective Time, subject to continued service through such date. In addition, Raptor established an aggregate pool of up to $5 million for, among other things, transaction bonus payments Raptor employees, with the allocation of such pool to be determined prior to the Effective Time. The Raptor Board also approved the payment of 2016 target bonuses to all employees at the Effective Time, subject to continued service through such date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In addition, on September 11, 2016, the Raptor Board approved the amended and restated Bylaws of Raptor (the “Second Amended and Restated Bylaws”), effective immediately. The Second Amended and Restated Bylaws include a new Article XV, Section 49, which provides that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, any other federal or state court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Raptor, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of Raptor to Raptor or to the stockholders of Raptor, (c) any action asserting a claim against Raptor or any director or officer or other employee of Raptor arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) (or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware) or the Certificate of Incorporation or the Second Amended and Restated Bylaws of Raptor, or (d) any action asserting a claim against Raptor or any director or officer or other employee of Raptor that is governed by the internal affairs doctrine. Further, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The foregoing description of the Second Amended and Restated Bylaws of Raptor is qualified in its entirety by reference to the Second Amended and Restated Bylaws filed herewith as Exhibit 3.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Raptor and Parent on September 12, 2016 announcing the execution of the Merger Agreement.

Notice to Investors/Important Additional Information and Where to Find It

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Raptor’s common stock or other securities. Merger Sub has not commenced the Offer for Shares described in this report. Upon commencement of the Offer, Parent and Merger Sub will file with the United States Securities and Exchange Commission (“SEC”) the Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, Letter of Transmittal and other related documents and, thereafter, Raptor will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, holders of Shares and other Raptor securities can obtain these documents free of charge from the SEC’s website at www.sec.gov. Holders of Shares and other Raptor securities may also obtain, at no charge, any documents filed with or furnished to the SEC by Raptor from the “SEC Filings” section of Raptor’s website at http://ir.raptorpharma.com/sec.cfm. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF RAPTOR’S SECURITIES ARE ADVISED TO READ THESE DOCUMENTS AND RELATED EXHIBITS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES TO MERGER SUB PURSUANT TO THE OFFER.

Cautionary Statement regarding Forward Looking Statements

The statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Raptor’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger; statements regarding the anticipated filings and approvals relating to the Offer and the Merger; statements regarding the expected completion of the Offer and the Merger and statements regarding the ability of Parent to complete the Offer and the Merger considering the various closing conditions. Raptor’s actual future results may differ materially from Raptor’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Raptor’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions to the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, suppliers, licensors, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Raptor, including the risks and uncertainties detailed under “Risk Factors” and elsewhere in Raptor’s public filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Raptor undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 12, 2016, by and among Parent, Merger Sub and Raptor.

3.1	Second Amended and Restated Bylaws, effective as of September 11, 2016.

10.1	Form of Tender and Support Agreement.

99.1	Joint Press Release issued September 12, 2016 by Parent and Raptor.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. Raptor agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael P. Smith
Michael P. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 12, 2016, by and among Parent, Merger Sub and Raptor.

3.1	Second Amended and Restated Bylaws, effective as of September 11, 2016.

10.1	Form of Tender and Support Agreement.

99.1	Joint Press Release issued September 12, 2016 by Parent and Raptor.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. Raptor agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.